Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS FOURTH QUARTER

AND FULL YEAR RESULTS

MGM China Board Announces a $500 Million Special Dividend

and Will Recommend a $128 Million Final 2013 Dividend

Las Vegas, Nevada, February 19, 2014 — MGM Resorts International (NYSE: MGM) today reported financial results for the fourth quarter and full year ended December 31, 2013. Loss per share for the fourth quarter of 2013 was $(0.08), an improvement compared to a loss per share of ($2.50) in the prior year fourth quarter. Comparability of the current and prior year consolidated results was affected by certain items discussed further below.

“In 2013 we achieved our best operating performance since the recession. The fourth quarter finished strong, with 6% Adjusted EBITDA growth at our wholly owned domestic resorts and record quarters at MGM China and CityCenter,” said Jim Murren, Chairman and CEO. “In 2014, we expect our Las Vegas properties to continue to improve, driven by a strong convention calendar and the completion of several capital initiatives on the Las Vegas Strip. In Macau, we continue to yield our existing resort and are well underway in more than doubling our footprint in the world’s largest gaming market with MGM Cotai set to open early 2016.”

Key results for the fourth quarter of 2013 include the following:

•	Consolidated net revenue was $2.5 billion, a 10% increase over the prior year fourth quarter;
•	Consolidated casino revenue increased 13% compared to the prior year quarter;
•	Rooms revenue at wholly owned domestic resorts increased 3% with a 1% increase in REVPAR(1) at the Company’s Las Vegas Strip resorts;
•	Adjusted Property EBITDA(2) was $609 million compared to $505 million, a 21% increase compared to the prior year quarter;
•	The Company’s wholly owned domestic resorts earned Adjusted Property EBITDA of $356 million, a 6% increase compared to the prior year quarter;
•	MGM China’s Adjusted EBITDA was a record $238 million, a 35% increase compared to the prior year quarter;
•	CityCenter’s Adjusted EBITDA related to resort operations was a record $93 million, a 36% increase compared to the prior year quarter; and
•	Consolidated operating income was $330 million compared to an operating loss of $425 million, which included significant impairment charges in the fourth quarter of 2012.

Certain Items Affecting Fourth Quarter Results

The following table lists items that affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three months ended December 31,	2013	2012
Property transactions, net	$—	$(0.78)
Non-operating items from unconsolidated affiliates:
CityCenter loss on retirement of long-term debt	(0.09)	—
Silver Legacy gain on retirement of long-term debt	0.02	—
Other non-operating expense:
SJTA bond impairment	—	(0.06)
Loss on retirement of long-term debt	—	(0.67)
Tax adjustments	(0.12)	(0.76)

In the fourth quarter of 2013, non-operating items from unconsolidated affiliates included $70 million related to the Company’s share of a loss on retirement of long-term debt in connection with CityCenter’s early redemption of its first and second lien senior secured notes in October 2013 and $12 million related to the Company’s share of a gain on retirement of long-term debt related to Silver Legacy’s early redemption of its second lien notes in December 2013.

In the fourth quarter of 2012, property transactions, net included an impairment charge of $65 million related to the Company’s investment in Borgata, a $366 million impairment charge related to certain of the Company’s land holdings on the north end of the Las Vegas Strip, and a $167 million impairment charge related to the Company’s land holdings in Atlantic City. Other non-operating expense in the fourth quarter of 2012 included a $47 million write-off related to the Company’s holding of South Jersey Transportation Authority (“SJTA”) road development special revenue bonds and a loss of $505 million related to the Company’s December 2012 refinancing transactions.

The current year fourth quarter income tax provision was affected by $57 million of tax adjustments, primarily related to valuation allowance on U.S. deferred tax assets, including a valuation allowance related to net tax benefit reflected in other items in the above table, compared to $372 million in the prior year fourth quarter.

In addition, corporate expense in the fourth quarter of 2013 included $8 million associated with the Company’s development efforts in Maryland and Massachusetts compared to $34 million during the 2012 fourth quarter. Corporate expense in the current year quarter also reflected a $4 million reduction in accrued payroll liabilities due to a change in the Company’s employee paid time off policy.

Wholly Owned Domestic Resorts

Casino revenue related to wholly owned domestic resorts decreased 2% compared to the prior year quarter. The overall table games hold percentage in the fourth quarter of 2013 was 20.2% compared to 21.9% for the prior year quarter. Slots revenue increased 3% compared to the prior year quarter at the Company’s Las Vegas Strip resorts, offset by decreased slots revenue at the Company’s other wholly owned domestic resorts.

Rooms revenue increased 3% with Las Vegas Strip REVPAR up 1%. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended December 31,	2013	2012
Occupancy %	85%	86%
Average Daily Rate (ADR)	$133	$130
Revenue per Available Room (REVPAR)	$114	$112

Operating income for the Company’s wholly owned domestic resorts increased 16% for the fourth quarter of 2013 compared to the prior year quarter and benefited from a decrease of $10 million in property transactions, net and an $8 million reduction in accrued payroll liabilities due to a change in the Company’s employee paid time off policy.

MGM China

On February 19, 2014, as part of its regular dividend policy, MGM China’s Board of Directors announced it will recommend a final dividend for 2013 of $128 million to MGM China shareholders subject to approval at the 2014 annual shareholders meeting. If approved, MGM Resorts International will receive $65 million, its 51% share of this dividend. In addition, MGM China’s Board of Directors announced a special dividend of $500 million, which will be paid to shareholders of record as of March 10, 2014 and distributed on or about March 17, 2014. MGM Resorts International will receive $255 million, its 51% share of the special dividend.

Key fourth quarter results for MGM China include the following:

•	MGM China earned net revenue of $926 million, a 27% increase compared to the prior year quarter;
•	VIP table games turnover increased 32% from the prior year quarter, while hold percentage was 2.8% in the current year quarter compared to 2.9% in the prior year quarter;
•	Main floor table games revenue and slots revenue increased 18% and 4% compared to the prior year quarter, respectively, both primarily due to strong increases in volume; and

•	MGM China’s Adjusted EBITDA was $238 million, a 35% increase compared to the prior year quarter and operating income was $162 million compared to $83 million in the prior year quarter.

The MGM Cotai development continues to be on schedule to open in early 2016. MGM China spent approximately $204 million in 2013 on the MGM Cotai development. We expect the project cost will be approximately $2.9 billion, excluding development fees eliminated in consolidation, land costs and capitalized interest.

Income (Loss) from Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of income (loss) from unconsolidated affiliates:

Three months ended December 31,	2013	2012
	(In thousands)
CityCenter	$12,037	$(7,461)
Other	4,069	6,345

	$16,106	$(1,116)

Results for CityCenter Holdings, LLC for the fourth quarter of 2013 include the following (see schedules accompanying this release for further detail on CityCenter’s fourth quarter results):

•	Net revenue from resort operations increased by 11% to $301 million compared to $272 million in the prior year quarter;
•	Adjusted EBITDA from resort operations was $93 million, an increase of 36% compared to the prior year quarter;
•	Aria’s table games hold percentage was 26.0% in the current year quarter compared to 23.9% in the prior year quarter; and
•	Aria’s occupancy percentage was 85% and its ADR was $212, resulting in REVPAR of $181, a 4% increase compared to the prior year quarter;

CityCenter’s operating income increased to $26 million for the fourth quarter of 2013 and included $26 million of income related to property transactions, net, primarily related to a $33 million gain associated with the settlement of insurance claims for errors and omissions with respect to the original construction of CityCenter. The net impact of CityCenter’s property transactions to the Company’s income from unconsolidated affiliates for the fourth quarter was not significant due to equity method accounting adjustments.

In addition, CityCenter entered into a $1.775 billion senior secured credit facility in the fourth quarter of 2013 and redeemed its 7.625% senior secured first lien notes and 10.75% senior secured second lien PIK toggle notes. CityCenter recognized a loss on early retirement of long-term debt of $140 million in connection with these transactions.

Full Year 2013 Results

Net revenue for 2013 was $9.8 billion, a 7% increase over 2012, and Adjusted Property EBITDA increased 18% compared to the prior year. Net revenue from wholly owned domestic resorts was $6.1 billion, a 2% increase compared to 2012. Adjusted Property EBITDA from wholly owned domestic resorts increased 9% to $1.4 billion for 2013.

MGM China reported record results for 2013 with net revenues of $3.3 billion and Adjusted EBITDA of $814 million. Excluding branding fees of $36 million in 2013 and $30 million in 2012, Adjusted EBITDA increased by 20% year over year.

CityCenter reported net revenue from resort operations of $1.2 billion, a 10% increase compared to the prior year, and Adjusted EBITDA related to resort operations of $316 million, a 37% increase compared to the prior year.

Loss per share attributable to MGM Resorts International for 2013 was $(0.32) compared to loss per share of ($3.62) in 2012. The following table lists items that affect the comparability of the current year and prior year annual results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Year ended December 31,	2013	2012
Preopening and start-up expenses	$(0.02)	$—
Property transactions, net	(0.17)	(0.91)
Income (loss) from unconsolidated affiliates:
CityCenter residential impairment	—	(0.02)
CityCenter Harmon demolition cost	—	(0.02)
Non-operating items from unconsolidated affiliates:
CityCenter loss on retirement of long-term debt	(0.09)	(0.01)
Silver Legacy gain on retirement of long-term debt	0.02	—
Other non-operating expense:
SJTA bond impairment	—	(0.06)
Loss on retirement of long-term debt	—	(0.74)
Tax adjustments	(0.30)	(1.17)

Financial Position

“We accomplished many financial goals in 2013. We reduced debt and by issuing the lowest interest rate senior unsecured notes in the history of our Company, we pre-funded our only scheduled 2014 debt maturity. With CityCenter’s debt now refinanced, we have lowered its annual cash interest expense by approximately $80 million, further enhancing CityCenter’s future cash flow potential,” said Dan D’Arrigo, Executive Vice President, CFO and Treasurer. “We remain focused on further deleveraging our balance sheet in 2014 by maximizing operating cash flows and from anticipated dividends received from MGM China.”

The Company’s cash balance at December 31, 2013 was $1.8 billion, which included $1.0 billion at MGM China. At December 31, 2013 the Company had $2.8 billion of borrowings outstanding under its $4.0 billion senior credit facility and $553 million outstanding under the $2.0 billion MGM China credit facility.

Conference Call Details

MGM Resorts International will host a conference call at 11:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmresorts.com under the Investors section or by calling 1-877-355-2280 for domestic callers and 1-706-758-3659 for international callers. The conference call access code is 43751654. A replay of the call will be available through Wednesday, February 26, 2014. The replay may be accessed by dialing 1-855-859-2056 or 1-404-537-3406. The replay access code is 43751654. The call will be archived at www.mgmresorts.com.

1            REVPAR is hotel revenue per available room.

2            “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses and property transactions, net. “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts stock option plan, which is not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted EBITDA for MGM China. Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA and Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (loss) to Adjusted Property EBITDA are included in the financial schedules in this release.

*        *        *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a peerless portfolio of destination resort brands, including Bellagio, MGM Grand, Mandalay Bay and The Mirage. In addition to its 51% interest in MGM China Holdings, Limited, which owns the MGM Macau resort and casino and is in the process of developing a gaming resort in Cotai, the Company has significant holdings in gaming, hospitality and entertainment, owns and operates 15 properties located in Nevada, Mississippi and Michigan, and has 50% investments in three other properties in Nevada and Illinois. One of those investments is CityCenter, an unprecedented urban resort destination on the Las Vegas Strip featuring its centerpiece ARIA Resort & Casino. Leveraging MGM Resorts’ unmatched amenities, the M life loyalty program delivers one-of-a-kind experiences, insider privileges and personalized rewards for guests at the Company’s renowned properties nationwide. Through its hospitality management subsidiary, the Company holds a growing number of development and management agreements for casino and non-casino resort projects around the world. MGM Resorts International supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its gaming properties. The Company has been honored with numerous awards and recognitions for its industry-leading Diversity Initiative, its community philanthropy programs and the Company’s commitment to sustainable development and operations. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding the development of MGM Cotai, including related construction and development costs, the Company’s ability to deleverage its balance sheet through maximizing operating cash flow, and the Company’s expectations with respect to its convention calendar and the completion of capital initiatives on the Las Vegas Strip. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:

Investment Community	News Media
DANIEL D’ARRIGO	CLARK DUMONT
Executive Vice President, CFO & Treasurer	Senior Vice President of Corporate Communications
(702) 693-8895	(702) 891-1836 or cdumont@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Revenues:
Casino	$1,570,905	$1,390,941	$5,875,782	$5,319,489
Rooms	394,283	383,329	1,646,303	1,588,770
Food and beverage	348,465	346,286	1,469,582	1,472,382
Entertainment	142,257	119,469	522,911	483,946
Retail	44,996	47,017	194,602	196,938
Other	115,429	108,957	490,349	482,547
Reimbursed costs	89,649	88,438	364,664	357,597

	2,705,984	2,484,437	10,564,193	9,901,669
Less: Promotional allowances	(192,771)	(189,926)	(754,530)	(740,825)

	2,513,213	2,294,511	9,809,663	9,160,844

Expenses:
Casino	979,620	876,995	3,684,810	3,396,752
Rooms	122,509	123,258	516,605	507,856
Food and beverage	199,312	200,737	844,431	844,629
Entertainment	104,648	86,699	386,252	356,934
Retail	25,365	26,844	107,249	112,732
Other	84,072	81,109	354,705	344,782
Reimbursed costs	89,649	88,438	364,664	357,597
General and administrative	317,378	307,901	1,278,450	1,239,774
Corporate expense	63,567	87,215	216,745	235,007
Preopening and start-up expenses	3,383	1,362	13,314	2,127
Property transactions, net	2,012	610,862	124,761	708,049
Depreciation and amortization	207,474	226,831	849,225	927,697

	2,198,989	2,718,251	8,741,211	9,033,936

Income (loss) from unconsolidated affiliates	16,106	(1,116)	43,060	(46,382)

Operating income (loss)	330,330	(424,856)	1,111,512	80,526

Non-operating expense:
Interest expense, net of amounts capitalized	(208,461)	(279,922)	(857,347)	(1,116,358)
Non-operating items from unconsolidated affiliates	(73,722)	(21,417)	(157,338)	(90,020)
Other, net	(2,153)	(552,843)	(9,062)	(608,361)

	(284,336)	(854,182)	(1,023,747)	(1,814,739)

Income (loss) before income taxes	45,994	(1,279,038)	87,765	(1,734,213)
Benefit (provision) for income taxes	(5,117)	90,541	(31,263)	117,301

Net income (loss)	40,877	(1,188,497)	56,502	(1,616,912)
Less: Net income attributable to noncontrolling interests	(79,212)	(35,330)	(213,108)	(150,779)

Net loss attributable to MGM Resorts International	$(38,335)	$(1,223,827)	$(156,606)	$(1,767,691)

Per share of common stock:
Basic:
Net loss attributable to MGM Resorts International	$(0.08)	$(2.50)	$(0.32)	$(3.62)

Weighted average shares outstanding	490,185	489,211	489,661	488,988

Diluted:
Net loss attributable to MGM Resorts International	$(0.08)	$(2.50)	$(0.32)	$(3.62)

Weighted average shares outstanding	490,185	489,211	489,661	488,988

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$1,803,669	$1,543,509
Accounts receivable, net	488,217	443,677
Inventories	107,907	107,577
Deferred income taxes, net	80,989	179,431
Prepaid expenses and other	238,657	232,898

Total current assets	2,719,439	2,507,092

Property and equipment, net	14,055,212	14,194,652

Other assets:
Investments in and advances to unconsolidated affiliates	1,374,836	1,444,547
Goodwill	2,897,442	2,902,847
Other intangible assets, net	4,511,861	4,737,833
Other long-term assets, net	551,395	497,767

Total other assets	9,335,534	9,582,994

	$26,110,185	$26,284,738

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$241,192	$199,620
Income taxes payable	14,813	1,350
Accrued interest on long-term debt	188,522	206,736
Other accrued liabilities	1,770,801	1,517,965

Total current liabilities	2,215,328	1,925,671

Deferred income taxes	2,430,414	2,473,889
Long-term debt	13,447,230	13,589,283
Other long-term obligations	141,590	179,879
Stockholders' equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 490,360,628 and 489,234,401 shares	4,904	4,892
Capital in excess of par value	4,156,680	4,132,655
Retained earnings	57,092	213,698
Accumulated other comprehensive income	12,503	14,303

Total MGM Resorts International stockholders' equity	4,231,179	4,365,548
Noncontrolling interests	3,644,444	3,750,468

Total stockholders' equity	7,875,623	8,116,016

	$26,110,185	$26,284,738

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Bellagio	$298,759	$307,254	$1,177,402	$1,147,487
MGM Grand Las Vegas	249,765	258,657	1,038,346	961,246
Mandalay Bay	197,174	161,642	792,282	717,499
The Mirage	143,347	142,806	576,573	600,194
Luxor	78,503	74,356	325,578	322,342
New York-New York	66,749	67,838	271,572	274,645
Excalibur	60,879	60,333	260,462	258,141
Monte Carlo	62,539	63,216	262,901	259,004
Circus Circus Las Vegas	45,658	45,158	197,885	203,764
MGM Grand Detroit	130,769	137,045	537,994	568,721
Beau Rivage	81,977	81,076	340,814	346,330
Gold Strike Tunica	36,219	34,764	149,186	150,561
Other resort operations	27,009	27,665	121,649	122,857

Wholly owned domestic resorts	1,479,347	1,461,810	6,052,644	5,932,791

MGM China	925,751	731,216	3,316,928	2,807,676
Management and other operations	108,115	101,485	440,091	420,377

	$2,513,213	$2,294,511	$9,809,663	$9,160,844

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Bellagio	$99,547	$94,925	$358,759	$302,854
MGM Grand Las Vegas	58,394	65,991	236,132	180,726
Mandalay Bay	36,346	26,156	167,154	146,761
The Mirage	32,960	25,625	117,424	117,618
Luxor	12,414	11,834	61,561	63,260
New York-New York	21,400	21,576	89,181	90,505
Excalibur	13,286	13,090	63,502	61,788
Monte Carlo	16,327	14,127	68,941	58,681
Circus Circus Las Vegas	908	2,461	16,609	24,072
MGM Grand Detroit	40,519	40,830	155,689	165,670
Beau Rivage	15,340	12,188	66,937	71,361
Gold Strike Tunica	9,480	6,807	37,487	40,469
Other resort operations	(935)	(1,284)	3,310	1,455

Wholly owned domestic resorts	355,986	334,326	1,442,686	1,325,220

MGM China	238,067	175,773	814,109	679,345
CityCenter (50%)(1)	12,037	(7,461)	21,712	(68,206)
Other unconsolidated resorts(1)	4,069	6,345	21,348	21,824
Management and other operations	(688)	(4,447)	25,777	9,947

	$609,471	$504,536	$2,325,632	$1,968,130

(1)	Represents the Company's share of operating income (loss), adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended December 31, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$75,967	$—	$198	$23,382	$99,547
MGM Grand Las Vegas	36,171	—	1,028	21,195	58,394
Mandalay Bay	14,651	353	370	20,972	36,346
The Mirage	20,628	—	397	11,935	32,960
Luxor	3,150	44	(377)	9,597	12,414
New York-New York	15,680	—	1,117	4,603	21,400
Excalibur	9,908	—	34	3,344	13,286
Monte Carlo	10,531	651	267	4,878	16,327
Circus Circus Las Vegas	(2,871)	—	31	3,748	908
MGM Grand Detroit	37,171	—	(2,402)	5,750	40,519
Beau Rivage	8,852	—	45	6,443	15,340
Gold Strike Tunica	5,943	—	156	3,381	9,480
Other resort operations	(1,957)	—	466	556	(935)

Wholly owned domestic resorts	233,824	1,048	1,330	119,784	355,986

MGM China	161,699	2,191	25	74,152	238,067
CityCenter (50%)	12,037	—	—	—	12,037
Other unconsolidated resorts	3,938	131	—	—	4,069
Management and other operations	(3,634)	—	—	2,946	(688)

	407,864	3,370	1,355	196,882	609,471

Stock compensation	(6,955)	—	—	—	(6,955)
Corporate	(70,579)	13	657	10,592	(59,317)

	$330,330	$3,383	$2,012	$207,474	$543,199

Three Months Ended December 31, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$70,805	$—	$1,695	$22,425	$94,925
MGM Grand Las Vegas	43,733	—	1,644	20,614	65,991
Mandalay Bay	4,001	830	2,849	18,476	26,156
The Mirage	12,575	—	318	12,732	25,625
Luxor	(2,914)	—	3,844	10,904	11,834
New York-New York	16,273	—	190	5,113	21,576
Excalibur	8,571	—	2	4,517	13,090
Monte Carlo	9,183	—	761	4,183	14,127
Circus Circus Las Vegas	(2,565)	—	29	4,997	2,461
MGM Grand Detroit	35,589	—	1	5,240	40,830
Beau Rivage	4,461	—	20	7,707	12,188
Gold Strike Tunica	3,662	—	(56)	3,201	6,807
Other resort operations	(1,862)	—	8	570	(1,284)

Wholly owned domestic resorts	201,512	830	11,305	120,679	334,326

MGM China	83,223	—	417	92,133	175,773
CityCenter (50%)	(7,993)	532	—	—	(7,461)
Other unconsolidated resorts	6,345	—	—	—	6,345
Management and other operations	(7,950)	—	—	3,503	(4,447)

	275,137	1,362	11,722	216,315	504,536

Stock compensation	(7,976)	—	—	—	(7,976)
Corporate	(692,017)	—	599,140	10,516	(82,361)

	$(424,856)	$1,362	$610,862	$226,831	$414,199

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Twelve Months Ended December 31, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$261,321	$—	$470	$96,968	$358,759
MGM Grand Las Vegas	149,602	—	2,220	84,310	236,132
Mandalay Bay	78,096	1,903	2,823	84,332	167,154
The Mirage	63,090	—	4,722	49,612	117,424
Luxor	21,730	802	2,177	36,852	61,561
New York-New York	65,006	—	3,533	20,642	89,181
Excalibur	49,184	—	69	14,249	63,502
Monte Carlo	45,597	791	3,773	18,780	68,941
Circus Circus Las Vegas	(1,596)	—	1,078	17,127	16,609
MGM Grand Detroit	135,516	—	(2,402)	22,575	155,689
Beau Rivage	38,015	—	(260)	29,182	66,937
Gold Strike Tunica	22,767	—	1,330	13,390	37,487
Other resort operations	(21,951)	—	23,018	2,243	3,310

Wholly owned domestic resorts	906,377	3,496	42,551	490,262	1,442,686

MGM China	501,021	9,109	390	303,589	814,109
CityCenter (50%)	21,336	376	—	—	21,712
Other unconsolidated resorts	21,217	131	—	—	21,348
Management and other operations	13,749	189	4	11,835	25,777

	1,463,700	13,301	42,945	805,686	2,325,632

Stock compensation	(26,112)	—	—	—	(26,112)
Corporate	(326,076)	13	81,816	43,539	(200,708)

	$1,111,512	$13,314	$124,761	$849,225	$2,098,812

Twelve Months Ended December 31, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$206,679	$—	$2,101	$94,074	$302,854
MGM Grand Las Vegas	94,529	—	6,271	79,926	180,726
Mandalay Bay	64,818	830	3,786	77,327	146,761
The Mirage	65,266	—	929	51,423	117,618
Luxor	20,777	—	4,794	37,689	63,260
New York-New York	68,591	—	581	21,333	90,505
Excalibur	43,978	—	5	17,805	61,788
Monte Carlo	38,418	—	1,328	18,935	58,681
Circus Circus Las Vegas	4,514	—	106	19,452	24,072
MGM Grand Detroit	130,564	641	922	33,543	165,670
Beau Rivage	40,713	—	(50)	30,698	71,361
Gold Strike Tunica	27,420	—	(53)	13,102	40,469
Other resort operations	(904)	—	(14)	2,373	1,455

Wholly owned domestic resorts	805,363	1,471	20,706	497,680	1,325,220

MGM China	302,092	—	2,307	374,946	679,345
CityCenter (50%)	(68,862)	656	—	—	(68,206)
Other unconsolidated resorts	21,824	—	—	—	21,824
Management and other operations	(4,258)	—	—	14,205	9,947

	1,056,159	2,127	23,013	886,831	1,968,130

Stock compensation	(33,974)	—	—	—	(33,974)
Corporate	(941,659)	—	685,036	40,866	(215,757)

	$80,526	$2,127	$708,049	$927,697	$1,718,399

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Adjusted EBITDA	$543,199	$414,199	$2,098,812	$1,718,399
Preopening and start-up expenses	(3,383)	(1,362)	(13,314)	(2,127)
Property transactions, net	(2,012)	(610,862)	(124,761)	(708,049)
Depreciation and amortization	(207,474)	(226,831)	(849,225)	(927,697)

Operating income (loss)	330,330	(424,856)	1,111,512	80,526

Non-operating expense:
Interest expense, net of amounts capitalized	(208,461)	(279,922)	(857,347)	(1,116,358)
Other, net	(75,875)	(574,260)	(166,400)	(698,381)

	(284,336)	(854,182)	(1,023,747)	(1,814,739)

Income (loss) before income taxes	45,994	(1,279,038)	87,765	(1,734,213)
Benefit (provision) for income taxes	(5,117)	90,541	(31,263)	117,301

Net income (loss)	40,877	(1,188,497)	56,502	(1,616,912)
Less: Net income attributable to noncontrolling interests	(79,212)	(35,330)	(213,108)	(150,779)

Net loss attributable to MGM Resorts International	$(38,335)	$(1,223,827)	$(156,606)	$(1,767,691)

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Bellagio
Occupancy %	87.5%	88.8%	92.3%	92.9%
Average daily rate (ADR)	$254	$247	$243	$237
Revenue per available room (REVPAR)	$223	$219	$225	$220

MGM Grand Las Vegas
Occupancy %	89.3%	87.7%	93.5%	92.7%
ADR	$142	$140	$142	$139
REVPAR	$127	$123	$132	$129

Mandalay Bay
Occupancy %	85.8%	88.1%	90.1%	91.7%
ADR	$176	$169	$182	$176
REVPAR	$151	$149	$164	$162

The Mirage
Occupancy %	91.1%	90.7%	94.7%	94.6%
ADR	$151	$150	$149	$149
REVPAR	$137	$136	$141	$141

Luxor
Occupancy %	83.9%	88.6%	90.7%	91.0%
ADR	$90	$90	$88	$89
REVPAR	$76	$80	$80	$81

New York-New York
Occupancy %	93.6%	92.0%	96.5%	94.6%
ADR	$112	$109	$112	$110
REVPAR	$105	$101	$108	$104

Excalibur
Occupancy %	80.7%	84.8%	88.5%	89.4%
ADR	$73	$72	$73	$72
REVPAR	$59	$61	$65	$64

Monte Carlo
Occupancy %	90.3%	89.9%	94.8%	93.6%
ADR	$104	$103	$104	$103
REVPAR	$94	$93	$99	$97

Circus Circus Las Vegas
Occupancy %	71.1%	68.6%	78.3%	77.9%
ADR	$55	$55	$55	$54
REVPAR	$39	$38	$43	$42

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Aria	$249,620	$223,534	$951,727	$862,306
Vdara	22,165	21,384	90,444	86,916
Crystals	16,113	14,257	61,184	53,251
Mandarin Oriental	13,530	12,507	53,714	48,452

Resort operations	301,428	271,682	1,157,069	1,050,925
Residential operations	12,365	122,680	99,370	138,929

	$313,793	$394,362	$1,256,439	$1,189,854

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Adjusted EBITDA	$86,599	$60,044	$307,513	$206,596
Preopening and start-up expenses	—	(1,064)	(752)	(1,312)
Property transactions, net	25,791	(1,011)	11,265	(74,347)
Depreciation and amortization	(86,552)	(103,594)	(345,920)	(370,856)

Operating income (loss)	25,838	(45,625)	(27,894)	(239,919)

Non-operating income (expense):
Interest expense – sponsor notes	(4,644)	(24,155)	(82,655)	(91,352)
Interest expense – other	(26,928)	(43,025)	(156,397)	(174,674)
Other, net	(142,777)	809	(176,202)	(5,023)

	(174,349)	(66,371)	(415,254)	(271,049)

Net loss	$(148,511)	$(111,996)	$(443,148)	$(510,968)

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended December 31, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$11,811	$—	$222	$64,653	$76,686
Vdara	(11,908)	—	6,682	9,944	4,718
Crystals	3,305	—	—	7,019	10,324
Mandarin Oriental	(3,472)	—	—	4,719	1,247

Resort operations	(264)	—	6,904	86,335	92,975
Residential operations	603	—	305	215	1,123
Development and administration	25,499	—	(33,000)	2	(7,499)

	$25,838	$—	$(25,791)	$86,552	$86,599

Three Months Ended December 31, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(20,240)	$1,064	$(14)	$73,380	$54,190
Vdara	(6,440)	—	—	11,553	5,113
Crystals	1,033	—	—	8,084	9,117
Mandarin Oriental	(9,876)	—	—	9,762	(114)

Resort operations	(35,523)	1,064	(14)	102,779	68,306
Residential operations	(177)	—	1,025	800	1,648
Development and administration	(9,925)	—	—	15	(9,910)

	$(45,625)	$1,064	$1,011	$103,594	$60,044

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Twelve Months Ended December 31, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(5,611)	$694	$501	$257,086	$252,670
Vdara	(27,611)	—	6,731	41,530	20,650
Crystals	11,357	58	57	27,240	38,712
Mandarin Oriental	(15,632)	—	—	19,103	3,471

Resort operations	(37,497)	752	7,289	344,959	315,503
Residential operations	(208)	—	14,446	933	15,171
Development and administration	9,811	—	(33,000)	28	(23,161)

	$(27,894)	$752	$(11,265)	$345,920	$307,513

Twelve Months Ended December 31, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(104,937)	$1,312	$5,549	$273,909	$175,833
Vdara	(21,104)	—	—	42,609	21,505
Crystals	5,216	—	—	27,105	32,321
Mandarin Oriental	(22,822)	—	—	23,330	508

Resort operations	(143,647)	1,312	5,549	366,953	230,167
Residential operations	(40,013)	—	36,715	3,729	431
Development and administration	(56,259)	—	32,083	174	(24,002)

	$(239,919)	$1,312	$74,347	$370,856	$206,596

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Aria
Occupancy %	85.2%	85.6%	88.8%	88.3%
ADR	$212	$202	$208	$200
REVPAR	$181	$173	$184	$177

Vdara
Occupancy %	82.1%	83.2%	86.7%	84.1%
ADR	$168	$157	$162	$158
REVPAR	$138	$131	$140	$133